FOR IMMEDIATE RELEASE
COMMUNITY WEST BANCSHARES REPORTS EARNINGS RESULTS
FOR THE QUARTER ENDED MARCH 31, 2026,
AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA...April 23, 2026...The Board of Directors of Community West Bancshares (“Company”) (NASDAQ: CWBC), the parent company of Community West Bank (“Bank”), reported today unaudited consolidated net income of $11,489,000, and diluted earnings per share of $0.60 for the three months ended March 31, 2026, compared to net income of $8,293,000 and $0.44 per diluted common share for the three months ended March 31, 2025. The Company declared a $0.12 per common share cash dividend, payable on May 22, 2026 to shareholders of record as of May 8, 2026.

“The first quarter of 2026 reflects a strong start to the year and underscores the consistency of our performance,” said James J. Kim, CEO and President of the Company. “On April 1, 2026, the Company completed its merger with United Security Bancshares and United Security Bank, marking a significant milestone for our organization. This combination enhances our ability to deliver expanded solutions to our clients and extend our reach into rural communities across Central California, while remaining true to our community banking foundation. Supported by an exceptional team, we are well positioned to build on this momentum and deliver long-term value.”
FINANCIAL HIGHLIGHTS
•On April 1, 2026, the Company completed its previously announced merger (“Merger”) of United Security Bancshares (“USB”) pursuant to which USB merged with and into the Company, with the Company continuing as the surviving entity. Following the Merger, United Security Bank, a wholly owned subsidiary of USB, merged with and into Community West Bank (the “Bank”), a wholly owned subsidiary of the Company, with the Bank continuing as the surviving bank. The financial condition and results of operation of the combined companies will begin to be reported in the 2026 second quarter results.
•Net income during the first quarter increased to $11.49 million, or $0.60 per diluted common share, compared to net income of $11.17 million and $0.58 per diluted common share, respectively, in the fourth quarter of 2025.
•The Company recorded a provision for credit losses of $90,000 during the quarter ended March 31, 2026, as compared to a provision for credit losses of $515,000 during the trailing quarter. The current quarter provision is attributed to a provision for loan losses totaling $122,000, a provision to the reserve for unfunded commitments of $1,000, partially offset by a credit to the reserve for held-to-maturity securities of $33,000.
•Gross loans increased by $10.2 million or 0.40% for the quarter ended March 31, 2026 compared to the quarter ended December 31, 2025.
•Total deposits increased by $46.3 million or 1.50% for the quarter ended March 31, 2026 compared to the quarter ended December 31, 2025.
•Total cost of deposits increased to 1.40% for the quarter ended March 31, 2026 compared to 1.39% for the quarter ended December 31, 2025.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits totaled 33.32% and 34.97% for the quarters ended March 31, 2026 and December 31, 2025, respectively.
•Net interest margin increased to 4.30% for the quarter ended March 31, 2026, from 4.24% for the quarter ended December 31, 2025.
•Return on average assets was 1.24% for the quarter ended March 31, 2026 as compared to 1.23% and 0.94% for the quarters ended December 31, 2025 and March 31, 2025, respectively. Return on average assets, excluding merger related expenses, was 1.27% for the quarter ended March 31, 2026 as compared to 1.27% and 0.96% for the
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Community West Bancshares -- page 2
quarters ended December 31, 2025 and March 31, 2025, respectively. See non-GAAP disclosures for more information.
•Return on average equity was 10.99% for the quarter ended March 31, 2026 as compared to 11.03% and 8.97% for the quarters ended December 31, 2025 and March 31, 2025, respectively. Return on average equity, excluding merger related expenses, was 11.18% for the quarter ended March 31, 2026 as compared to 11.39% and 9.19% for the quarters ended December 31, 2025 and March 31, 2025, respectively. See non-GAAP disclosures for more information.
•Capital positions remained strong at March 31, 2026 with a 9.94% Tier 1 Leverage Ratio; a 11.84% Common Equity Tier 1 Ratio; a 12.01% Tier 1 Risk-Based Capital Ratio; and a 14.24% Total Risk-Based Capital Ratio.

“First quarter 2026 results reflect continued strength across all key financial metrics, including organic growth in loans and deposits across our footprint compared to the prior quarter,” said Shannon Livingston, Executive Vice President and Chief Financial Officer. “This consistency is a direct result of disciplined execution and the strength of our team.”

Results of Operations

	Three months ended
	March 31,	December 31,	March 31,
(In thousands, except share and per-share amounts)	2026	2025	2025
Net interest income before provision for credit losses	$36,003	$35,749	$32,182
Provision (credit) for credit losses	90	515	(41)
Net interest income after provision (credit) for credit losses	35,913	35,234	32,223
Total non-interest income	2,788	2,547	2,611
Total non-interest expenses	22,987	22,452	23,470
Income before provision for income taxes	15,714	15,329	11,364
Provision for income taxes	4,225	4,159	3,071
Net income	$11,489	$11,170	$8,293

Statement Regarding use of Non-GAAP Financial Measures
In this press release, Community West Bancshares’ financial results are presented in accordance with GAAP and refer to certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and manage the Company’s business. A reconciliation of the GAAP financial measures to comparable non-GAAP financial measures is presented below.

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Community West Bancshares -- page 3
Reconciliation of GAAP and Non-GAAP Financial Measures

	Three months ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2026	2025	2025
PRE-TAX PRE-PROVISION RETURN ON AVERAGE ASSETS OR EQUITY
Net income (GAAP)	$11,489	$11,170	$8,293
Exclude provision for income taxes	4,225	4,159	3,071
Exclude provision (credit) for credit losses	90	515	(41)
Net income before income tax and provision expense (Non-GAAP)	$15,804	$15,844	$11,323

RETURN ON AVERAGE ASSETS (Annualized)
Average assets	$3,695,982	$3,646,566	$3,528,337
Return on average assets (GAAP)	1.24%	1.23%	0.94%
Pre-tax pre-provision return on average assets (Non-GAAP)	1.71%	1.74%	1.28%

RETURN ON AVERAGE EQUITY (Annualized)
Average stockholders' equity	$418,172	$404,975	$369,903
Return on average equity (GAAP)	10.99%	11.03%	8.97%
Pre-tax pre-provision return on average equity (Non-GAAP)	15.12%	15.65%	12.24%

	March 31,	December 31,		September 30,	June 30,	March 31,
(Dollars in thousands)	2026	2025		2025	2025	2025
TANGIBLE COMMON EQUITY
Shareholders’ equity (GAAP)	$419,203	$409,588		$397,576	$380,002	$372,197
Exclude goodwill	96,828	96,828		96,828	96,828	96,828
Exclude other intangibles assets	8,015	8,266		8,516	8,767	9,017
Tangible common equity (Non-GAAP)	$314,360	$304,494		$292,232	$274,407	$266,352

TANGIBLE COMMON EQUITY PER SHARE
Tangible shareholders’ equity (Non-GAAP)	$314,360	$304,494		$292,232	$274,407	$266,352

Common shares outstanding at end of period	19,185,275	19,163,452		19,138,677	19,130,508	19,061,009

Common shareholders’ equity (book value) per share (GAAP)	$21.85	$21.37	$19.19	$20.77	$19.86	$19.53
Tangible common shareholders’ equity (tangible book value) per share (Non-GAAP)	$16.39	$15.89		$15.27	$14.34	$13.97
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	For the Three Months Ended
	March 31,	December 31,	March 31,
(In thousands, except share and per-share amounts)	2026	2025	2025

NET INCOME ADJUSTED FOR NON-RECURRING ITEMS
Net income (GAAP)	$11,489	$11,170	$8,293
Merger and conversion related costs:
Personnel and severance	—	—	198
Professional services	289	520	—
Data processing and technology	—	—	87
Total merger and conversion related costs	289	520	285
Income tax impact of non-core items	(85)	(154)	(84)
Comparable net income (non-GAAP)	$11,693	$11,536	$8,494
DILUTED EARNINGS PER SHARE
Weighted average diluted shares	19,137,134	19,117,789	19,014,773
Diluted earnings per share (GAAP)	$0.60	$0.58	$0.44
Comparable diluted earnings per share (non-GAAP)	$0.61	$0.60	$0.45
RETURN ON AVERAGE ASSETS
Average assets	$3,695,982	$3,646,566	$3,528,337
Return on average assets (GAAP)	1.24%	1.23%	0.94%
Impact of non-core expenses	0.03%	0.04%	0.02%
Comparable return on average assets (non-GAAP)	1.27%	1.27%	0.96%
RETURN ON AVERAGE EQUITY
Average stockholders' equity	$418,172	$404,975	$369,903
Return on average equity (GAAP)	10.99%	11.03%	8.97%
Impact of non-core expenses	0.19%	0.36%	0.22%
Comparable return on average equity (non-GAAP)	11.18%	11.39%	9.19%
EFFICIENCY RATIO
Non-interest expense (GAAP)	$22,987	$22,452	$23,470
Merger-related non-interest expenses	(289)	(520)	(285)
Comparable non-interest expense (non-GAAP)	22,698	21,932	23,185
Net interest income (GAAP)	36,003	35,749	32,182
Non-interest income (GAAP)	2,788	2,547	2,611
Comparable non-interest income (non-GAAP)	$2,788	$2,547	$2,611
Efficiency ratio (GAAP)	59.26%	58.63%	67.46%
Comparable efficiency ratio (non-GAAP)	58.51%	57.27%	66.64%

For the quarter ended March 31, 2026, the Company reported unaudited consolidated net income of $11,489,000 and diluted earnings per common share of $0.60, compared to consolidated net income of $11,170,000 and $0.58 per fully diluted share for the trailing quarter, and consolidated net income of $8,293,000 and $0.44 per diluted share for the same period in 2025. The Company's earnings during the quarter benefited from an increase in net interest income before provision for credit losses, an increase in non-interest income, and a lower provision for credit losses, partially offset by an increase in non-interest expense, as compared to the prior quarter.

Annualized return on average equity (ROAE) for the quarter ended March 31, 2026 was 10.99%, compared to 8.97% for the same period of 2025. Annualized return on average assets (ROAA) was 1.24% for the quarter ended March 31, 2026 compared to 0.94% for the same period in 2025.

The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 2.83% for the quarter ended March 31, 2026, compared to 3.02% for the quarter ended March 31, 2025 and 2.87% for the quarter ended December 31, 2025.

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Community West Bancshares -- page 5
Total average loans, including non-accrual loans, increased by $209,657,000 to $2,543,654,000 for the quarter ended March 31, 2026, from $2,333,997,000 for the quarter ended March 31, 2025 and increased by $61,377,000 from $2,482,277,000 for the quarter ended December 31, 2025. The year over year increase was due to organic loan growth throughout the Company’s expanded footprint. The effective yield on average loans was 6.72% for the quarter ended March 31, 2026, compared to 6.69% and 6.66% for the quarters ended March 31, 2025 and December 31, 2025, respectively.

The Company’s net interest margin (fully tax equivalent basis) was 4.30% for the quarter ended March 31, 2026, compared to 4.04% for the quarter ended March 31, 2025 and 4.24% for the quarter ended December 31, 2025. Net interest income, before provision for credit losses, increased by $3,821,000 or 11.87%, to $36,003,000 for the first quarter of 2026, compared to $32,182,000 for the same period in 2025. In addition to the increase in average loans due to organic loan growth, the Company's yield on interest earning assets has increased from 5.65% for the quarter ended March 31, 2025 to 5.71% for the quarter ended March 31, 2026. Additionally, the Company benefited from a decrease in the costs on interest-bearing liabilities, in which the cost of total deposits decreased to 1.40% from 1.45% when comparing the quarters ended March 31, 2026 and 2025. The decrease in the cost of deposits is primarily attributed to rate decreases in both the money market and time deposit portfolios. Net interest margin during the three months ended March 31, 2026 and 2025 and December 31, 2025 benefited by approximately 25 basis points ($2,098,000), 25 basis points ($2,052,000), and 27 basis points ($2,349,000), respectively, from the net accretion of fair value marks.

Non-Interest Income - The following tables present the key components of non-interest income for the periods indicated:

	Three months ended
	March 31,	December 31,
(Dollars in thousands)	2026	2025	$ Change	% Change
Federal Home Loan Bank dividends	$557	$242	$315	130.2%
Service charges	518	502	16	3.2%
Interchange fees	464	447	17	3.8%
Appreciation in cash surrender value of bank owned life insurance	377	380	(3)	(0.8)%
Loan placement fees	146	212	(66)	(31.1)%
Other income	726	764	(38)	(5.0)%
Total non-interest income	$2,788	$2,547	$241	9.5%

	Three months ended
	March 31,	March 31,
(Dollars in thousands)	2026	2025	$ Change	% Change
Federal Home Loan Bank dividends	$557	$241	$316	131.1%
Service charges	518	502	16	3.2%
Interchange fees	464	516	(52)	(10.1)%
Appreciation in cash surrender value of bank owned life insurance	377	366	11	3.0%
Loan placement fees	146	171	(25)	(14.6)%
Other income	726	815	(89)	(10.9)%
Total non-interest income	$2,788	$2,611	$177	6.8%

The increase in total non-interest income for the quarter ended March 31, 2026 as compared to the trailing quarter was primarily driven by an increase in FHLB dividends, interchange fees, and service charges.

The increase in total non-interest income as compared to the prior year quarter was primarily driven by higher FHLB dividends, partially offset by a decrease in loan placement fees.

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Community West Bancshares -- page 6
Non-Interest Expense - The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended
	March 31,	December 31,
(Dollars in thousands)	2026	2025	$ Change	% Change
Salaries and employee benefits	$12,764	$12,097	$667	5.5%
Occupancy and equipment	2,855	2,876	(21)	(0.7)%
Information technology	1,713	1,733	(20)	(1.2)%
Data processing expense	760	757	3	0.4%
Professional services	622	440	182	41.4%
Regulatory assessments	526	515	11	2.1%
ATM/Debit card expenses	347	440	(93)	(21.1)%
Merger and acquisition expense	289	520	(231)	(44.4)%
Amortization of core deposit intangibles	251	251	—	—%
Directors’ expenses	236	226	10	4.4%
Advertising	201	242	(41)	(16.9)%
Loan related expenses	185	211	(26)	(12.3)%
Personnel other	38	96	(58)	(60.4)%
Other expense	2,200	2,048	152	7.4%
Total non-interest expenses	$22,987	$22,452	$535	2.4%

	Three months ended
	March 31,	March 31,
(Dollars in thousands)	2026	2025	$ Change	% Change
Salaries and employee benefits	$12,764	$12,959	$(195)	(1.5)%
Occupancy and equipment	2,855	2,827	28	1.0%
Information technology	1,713	1,902	(189)	(9.9)%
Data processing expense	760	800	(40)	(5.0)%
Professional services	622	864	(242)	(28.0)%
Regulatory assessments	526	491	35	7.1%
ATM/Debit card expenses	347	393	(46)	(11.7)%
Merger and acquisition expense	289	276	13	4.7%
Amortization of core deposit intangibles	251	251	—	—%
Directors’ expenses	236	216	20	9.3%
Advertising	201	261	(60)	(23.0)%
Loan related expenses	185	212	(27)	(12.7)%
Personnel other	38	101	(63)	(62.4)%
Other expense	2,200	1,917	283	14.8%
Total non-interest expenses	$22,987	$23,470	$(483)	(2.1)%

During the first quarter of 2026, total non-interest expense increased $535,000 as compared to the trailing quarter. The increase was driven primarily by increases in salary and employee benefits. The increase in salary and employee benefits was due to annual increases in payroll taxes and other compensation and benefits during the first quarter. Professional services expense increased due to increased audit and consulting fees.

The decrease in total non-interest expenses as compared to the prior year quarter was driven by a decrease in salaries and employee benefits due to a lower FTE count and decreases in professional services and information technology expenses.
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Community West Bancshares -- page 7

Balance Sheet Summary
Total assets for the period ended March 31, 2026 increased $12,666,000 or 0.34%, compared to the period ended December 31, 2025. Total average assets for the quarter ended March 31, 2026 were $3,695,982,000 compared to $3,528,337,000 for the quarter ended March 31, 2025 and $3,646,566,000 for the quarter ended December 31, 2025, an increase of $167,645,000 or 4.75% and an increase of $49,416,000 or 1.36%, respectively.

For the quarter ended March 31, 2026, the Company’s average gross investment securities decreased by $40,032,000, or 4.75%, compared to the quarter ended March 31, 2025, and decreased by $5,590,000, or 0.69%, compared to the quarter ended December 31, 2025. This decrease compared to the prior year was the result of calls and maturities of available-for-sale securities and held-to-maturity securities.

In comparing the quarter ended March 31, 2026 to the quarters ended March 31, 2025 and December 31, 2025, total average gross loans increased $209,657,000 or 8.98%, and increased by $61,377,000 or 2.47%, respectively.

The following table shows the Company’s outstanding loan portfolio composition as of March 31, 2026 and December 31, 2025:

	March 31, 2026		December 31, 2025
Loan Type (dollars in thousands)	Amount	% of Total	Amount	% of Total
Commercial:
Commercial and industrial	$176,653	6.9%	$156,744	6.2%
Agricultural production	26,054	1.0%	34,152	1.3%
Total commercial	202,707	7.9%	190,896	7.5%
Real estate:
Construction & other land loans	88,550	3.5%	80,452	3.2%
Commercial real estate - owner occupied	392,349	15.4%	368,604	14.5%
Commercial real estate - non-owner occupied	969,158	38.0%	992,486	39.1%
Farmland	143,427	5.6%	142,100	5.6%
Multi-family residential	180,612	7.1%	199,123	7.8%
1-4 family - close-ended	113,278	4.4%	111,741	4.4%
1-4 family - revolving	42,128	1.7%	39,818	1.6%
Total real estate	1,929,502	75.7%	1,934,324	76.2%
Consumer:
Manufactured housing	323,241	12.7%	322,761	12.7%
Other installment	95,073	3.7%	92,589	3.6%
Total consumer	418,314	16.4%	415,350	16.3%
Net deferred origination costs	535	—%	287	—%
Total gross loans	2,551,058	100.0%	2,540,857	100.0%
Allowance for credit losses	(30,230)		(30,071)
Total loans	$2,520,828		$2,510,786

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Community West Bancshares -- page 8

The composition of deposits at March 31, 2026 and December 31, 2025 is summarized in the table below:

	March 31, 2026		December 31, 2025
(Dollars in thousands)	Amount	% of Total	Amount	% of Total
Savings and NOW accounts	$654,153	20.8%	$674,704	21.8%
MMA accounts	896,762	28.5%	858,354	27.7%
Time deposits	543,037	17.3%	503,451	16.3%
Total interest-bearing	2,093,952	66.7%	2,036,509	65.8%
Non-interest bearing	1,047,641	33.3%	1,058,765	34.2%
Total deposits	$3,141,593	100.0%	$3,095,274	100.0%

Total average deposits increased $241,687,000 or 8.32%, to $3,148,164,000 for the quarter ended March 31, 2026, compared to $2,906,477,000 for the quarter ended March 31, 2025, and increased $33,634,000, or 1.08%, compared to $3,114,530,000 for the quarter ended December 31, 2025. The increase in average deposits was due to organic growth through the Company’s footprint. The Company’s ratio of average non-interest bearing deposits to total deposits was 33.32% for the quarter ended March 31, 2026, compared to 34.30% and 34.97% for the quarters ended March 31, 2025 and December 31, 2025, respectively.

The Company has significant liquidity, both on and off-balance sheet, to meet customer demand. During the year-to-date period, the Company’s cash and cash equivalents increased $11,342,000 to $130,326,000 compared to $118,984,000 at December 31, 2025. The Company had $34,000,000 in short-term borrowings at March 31, 2026 compared to $73,000,000 at December 31, 2025.
At March 31, 2026 and December 31, 2025, the Company had the following sources of primary and secondary liquidity:

Liquidity Sources (in thousands)	March 31, 2026	December 31, 2025
Cash and cash equivalents	$130,326	$118,984
Unpledged investment securities	333,985	338,235
Excess pledged securities	76,109	85,961
FHLB borrowing availability	811,119	709,391
Unsecured lines of credit availability	110,000	110,000
Funds available through FRB discount window	3,286	3,411
Total	$1,464,825	$1,365,982

Credit Quality
During the first quarter of 2026, the Company recorded net loan recoveries of $37,000 compared to $125,000 for the same period in 2025. The net recovery ratio reflects annualized net recoveries to average loans of 0.01% for the quarter ended March 31, 2026, compared to annualized net recoveries of 0.02% for the quarter ended March 31, 2025. During the quarter ended March 31, 2026, non-accrual loans increased $16,042,000 to $22,997,000 compared to $6,955,000 at December 31, 2025. The increase in non-accrual loans during the quarter was due to two substandard loans that reached 90 days past due subsequent to quarter-end. Both loans are considered collateral dependent and individually evaluated for impairment. During the quarter ended March 31, 2026, the Company recorded a $122,000 provision for loan losses, compared to $168,000 for the same period in 2025. In addition to the provision for credit losses on loans for the quarter ended March 31, 2026, the Company recorded a credit to the provision for credit losses on held-to-maturity securities of $33,000 as compared to $182,000 in the prior year quarter. The Company recorded a provision for unfunded loan commitments totaling $1,000 for the quarter ended March 31, 2026 compared to a credit to the provision of $27,000 in the prior year quarter.

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Community West Bancshares -- page 9
The following table shows the Company’s loan portfolio, net of deferred costs, allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	March 31, 2026	% of Total	December 31, 2025	% of Total	March 31, 2025	% of Total
Pass	$2,424,756	95.0%	$2,407,906	94.8%	$2,282,083	97.3%
Special mention	49,500	2.0%	54,155	2.1%	17,209	0.7%
Substandard	76,802	3.0%	78,796	3.1%	47,605	2.0%
Doubtful	—		—		—
Total	$2,551,058	100.0%	$2,540,857	100.0%	$2,346,897	100.0%
At March 31, 2026, the allowance for credit losses for loans was $30,230,000, compared to $30,071,000 at December 31, 2025, a net increase of $159,000 reflecting a provision for loan losses of $122,000 and net recoveries during the period. The allowance for credit losses as a percentage of total loans was 1.19% as of March 31, 2026 compared to 1.18% at December 31, 2025. The Company believes the allowance for credit losses is adequate to provide for expected credit losses within the loan portfolio at March 31, 2026.
Cash Dividend Declared
On April 22, 2026, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on May 22, 2026 to shareholders of record as of May 8, 2026. The Company continues to be well capitalized and expects to maintain adequate capital levels.

About Community West Bank and Bancshares
Effective on April 1, 2026, Community West Bancshares completed its merger with United Security Bancshares, with Community West Bancshares continuing as the surviving entity. Shortly thereafter United Security Bank, a wholly owned subsidiary of United Security Bancshares, merged with and into Community West Bank, a wholly-owned subsidiary of Community West Bancshares, with Community West Bank continuing as the surviving banking institution. Pursuant to the terms of the merger agreement, each share of United Security Bancshares common stock was converted into the right to receive 0.4520 shares of Community West Bancshares common stock, with cash to be paid in lieu of any fractional shares.

Community West Bancshares (NASDAQ: CWBC) and its wholly owned subsidiary, Community West Bank, are headquartered in Fresno, California. The Company was established in 1979 with the vision to help businesses and communities by exceeding expectations at every opportunity, and opened its first Banking Center on January 10, 1980. Today, Community West Bank operates full-service Banking Centers throughout Central California and maintains a variety of departments supporting Commercial Lending, Agribusiness, SBA, Residential Construction and Mortgage, Manufactured Housing, Private Banking, and Treasury Management Services.

Members of the Company and Bank Board of Directors are: Daniel J. Doyle (Chairman), Jagroop “Jay” Gill (Vice Chairman), James J. Kim (CEO and President), Andriana D. Majarian (Lead Independent Director), Robert H. Bartlein, Daniel N. Cunningham, F.T. “Tommy” Elliott IV, Robert J. Flautt, James W. Lokey, Steven D. McDonald, Martin E. Plourd, Dorothea D. Silva, Kirk B. Stovesand, and Dora Westerlund. Louis C. McMurray is Director Emeritus.

More information about Community West Bancshares and Community West Bank can be found at www.communitywestbank.com.

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Community West Bancshares -- page 10

Forward-looking Statements - Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: risks relating to our recently completed acquisition of United Security Bancshares; current and future business, economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make, whether held in the portfolio or in the secondary market; effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; geopolitical and domestic political developments including the imposition of tariffs and the ongoing war in Iran, that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, and increase the volatility of financial markets; changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, and the success of construction projects that we finance; our ability to achieve loan growth and attract deposits in our market area, the impact of the cost of deposits and our ability to retain deposits; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies; challenges arising from attempts to expand into new geographic markets, products, or services; restraints on the ability of Community West Bank to pay dividends to us, which could limit our liquidity; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain, motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; natural disasters, such as earthquakes, wildfires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; compliance with governmental and regulatory requirements, relating to banking, consumer protection, securities and tax matters; and our ability to the manage the foregoing.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this report. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by the forward looking statements in this report. In addition, our past results of operations are not necessarily indicative of our future results. You should not rely on any forward looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Community West Bancshares -- page 11
COMMUNITY WEST BANCSHARES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,	March 31,
(In thousands, except share amounts)	2026	2025	2025

ASSETS
Cash and due from banks	$37,925	$27,627	$35,710
Interest-earning deposits in other banks	92,401	91,357	112,682
Total cash and cash equivalents	130,326	118,984	148,392
Available-for-sale debt securities, at fair value, net of allowance for credit losses of $0, with an amortized cost of $508,605 at March 31, 2026, $509,083 at December 31, 2025, and $525,499 at March 31, 2025	467,871	469,410	469,033
Held-to-maturity debt securities, at amortized cost less allowance for credit losses of $407 at March 31, 2026, $440 at December 31, 2025, and $974 at March 31, 2025	281,078	287,117	301,160
Equity securities, at fair value	6,755	6,797	6,684
Loans, less allowance for credit losses of $30,230 at March 31, 2026, $30,071 at December 31, 2025, and $26,095 at March 31, 2025	2,520,828	2,510,786	2,320,802
Bank premises and equipment, net	25,387	23,545	23,828
Bank owned life insurance	54,540	54,163	53,685
Federal Home Loan Bank stock	10,978	10,978	10,978
Goodwill	96,828	96,828	96,828
Core deposit intangibles	8,015	8,266	9,017
Accrued interest receivable and other assets	100,377	103,443	112,679
Total assets	$3,702,983	$3,690,317	$3,553,086

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$1,047,641	$1,058,765	$1,012,288
Interest bearing	2,093,952	2,036,509	1,916,390
Total deposits	3,141,593	3,095,274	2,928,678
Borrowings	34,000	73,000	134,377
Senior debt and subordinated debentures	69,176	69,526	69,925
Accrued interest payable and other liabilities	39,011	42,929	47,909
Total liabilities	3,283,780	3,280,729	3,180,889
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 19,185,275 at March 31, 2026, 19,163,452 at December 31, 2025, and 19,061,009 at March 31, 2025	210,858	210,222	208,958
Retained earnings	248,180	238,990	215,999
Accumulated other comprehensive loss, net of tax	(39,835)	(39,624)	(52,760)
Total shareholders’ equity	419,203	409,588	372,197
Total liabilities and shareholders’ equity	$3,702,983	$3,690,317	$3,553,086

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Community West Bancshares -- page 12
COMMUNITY WEST BANCSHARES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
(In thousands, except share and per-share amounts)	2026	2025	2025

INTEREST INCOME:
Interest and fees on loans	$41,905	$41,543	$38,425
Interest on deposits in other banks	850	919	1,056
Interest and dividends on investment securities:
Taxable	3,872	3,921	4,350
Exempt from Federal income taxes	1,265	1,275	1,307
Total interest income	47,892	47,658	45,138
INTEREST EXPENSE:
Interest on deposits	10,835	10,920	10,388
Interest on borrowings	212	103	895
Interest on senior debt and subordinated debentures	842	886	1,673
Total interest expense	11,889	11,909	12,956
Net interest income before provision for credit losses	36,003	35,749	32,182
PROVISION (CREDIT) FOR CREDIT LOSSES	90	515	(41)
Net interest income after provision (credit) for credit losses	35,913	35,234	32,223
NON-INTEREST INCOME:
Service charges	518	502	502
Other income	2,270	2,045	2,109
Total non-interest income	2,788	2,547	2,611
NON-INTEREST EXPENSES:
Salaries and employee benefits	12,764	12,097	12,959
Occupancy and equipment	2,855	2,876	2,827
Other expense	7,368	7,479	7,684
Total non-interest expenses	22,987	22,452	23,470
Income before provision for income taxes	15,714	15,329	11,364
PROVISION FOR INCOME TAXES	4,225	4,159	3,071
Net income	$11,489	$11,170	$8,293
Net income per common share:
Basic earnings per common share	$0.60	$0.59	$0.44
Weighted average common shares used in basic computation	19,060,177	19,044,351	18,933,830
Diluted earnings per common share	$0.60	$0.58	$0.44
Weighted average common shares used in diluted computation	19,137,134	19,117,789	19,014,773
Cash dividends per common share	$0.12	$0.12	$0.12
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Community West Bancshares -- page 13
COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
For the three months ended	2026	2025	2025	2025	2025
(In thousands, except share and per share amounts)
Net interest income	$36,003	$35,749	$34,944	$33,304	$32,182
Provision (credit) for credit losses	90	515	667	2,613	(41)
Net interest income after provision (credit) for credit losses	35,913	35,234	34,277	30,691	32,223
Total non-interest income	2,788	2,547	2,966	2,364	2,611
Total non-interest expense	22,987	22,452	22,167	22,296	23,470
Provision for income taxes	4,225	4,159	4,203	2,927	3,071
Net income	$11,489	$11,170	$10,873	$7,832	$8,293
Basic earnings per common share	$0.60	$0.59	$0.57	$0.41	$0.44
Weighted average common shares used in basic computation	19,060,177	19,044,351	19,019,990	18,987,217	18,933,830
Diluted earnings per common share	$0.60	$0.58	$0.57	$0.41	$0.44
Weighted average common shares used in diluted computation	19,137,134	19,117,789	19,093,544	19,042,750	19,014,773

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Community West Bancshares -- page 14
COMMUNITY WEST BANCSHARES
SELECTED RATIOS
(Unaudited)

	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
As of and for the three months ended	2026	2025	2025	2025	2025
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.19%	1.18%	1.21%	1.20%	1.11%
Non-performing assets to total assets	0.62%	0.19%	0.20%	0.20%	0.20%
Total non-performing assets	$22,997	$6,955	$7,072	$6,769	$6,936
Total nonaccrual loans	$22,997	$6,955	$7,072	$6,769	$6,936
Total substandard loans	$76,802	$78,796	$67,069	$59,073	$47,605
Total special mention loans	$49,500	$54,155	$24,925	$19,706	$17,209
Net loan charge-offs (recoveries)	$(37)	$118	$(75)	$13	$(125)
Net charge-offs (recoveries) to average loans (annualized)	(0.01)%	0.02%	(0.01)%	—%	(0.02)%
Book value per share	$21.85	$21.37	$20.77	$19.86	$19.53
Tangible book value per share (1)	$16.39	$15.89	$15.27	$14.34	$13.97
Total equity	$419,203	$409,588	$397,576	$380,002	$372,197
Tangible common equity (1)	$314,360	$304,494	$292,232	$274,407	$266,352
Cost of total deposits	1.40%	1.39%	1.39%	1.43%	1.45%
Interest and dividends on investment securities exempt from Federal income taxes	$1,265	$1,275	$1,273	$1,307	$1,307
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.30%	4.24%	4.20%	4.10%	4.04%
Return on average assets (3)	1.24%	1.23%	1.21%	0.88%	0.94%
Return on average equity (3)	10.99%	11.03%	11.25%	8.30%	8.97%
Loan to deposit ratio	81.15%	82.04%	79.66%	80.12%	80.13%
Efficiency ratio	59.26%	58.63%	58.47%	62.51%	67.38%
Tier 1 leverage - Bancorp	9.94%	9.80%	9.52%	9.48%	9.36%
Tier 1 leverage - Bank	11.43%	11.44%	11.24%	11.25%	11.12%
Common equity tier 1 - Bancorp	11.84%	11.56%	11.60%	11.42%	11.39%
Common equity tier 1 - Bank	13.81%	13.70%	13.90%	13.76%	13.75%
Tier 1 risk-based capital - Bancorp	12.01%	11.73%	11.77%	11.59%	11.57%
Tier 1 risk-based capital - Bank	13.81%	13.70%	13.90%	13.76%	13.75%
Total risk-based capital - Bancorp	14.24%	13.97%	14.07%	13.89%	13.82%
Total risk based capital - Bank	14.88%	14.77%	14.99%	14.84%	14.75%
(1) Non-GAAP measure. See reconciliation of GAAP and Non-GAAP Financial Measures.
(2) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(3) Computed by annualizing quarterly net income.
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Community West Bancshares -- page 15
COMMUNITY WEST BANCSHARES
SCHEDULE OF AVERAGE BALANCES AND AVERAGE YIELDS AND RATES
(Unaudited)

	For the Three Months Ended March 31, 2026			For the Three Months Ended December 31, 2025			For the Three Months Ended March 31, 2025
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$90,720	$850	3.75%	$92,489	$919	3.97%	$93,217	$1,056	4.53%
Securities
Taxable securities	565,745	3,872	2.74%	570,478	3,921	2.75%	602,427	4,350	2.89%
Non-taxable securities (1)	236,657	1,601	2.71%	237,514	1,613	2.72%	240,007	1,655	2.76%
Total investment securities	802,402	5,473	2.73%	807,992	5,534	2.74%	842,434	6,005	2.85%
Total securities and interest-earning deposits	893,122	6,323	2.83%	900,481	6,453	2.87%	935,651	7,061	3.02%
Loans (2) (3)	2,530,812	41,905	6.72%	2,475,184	41,543	6.66%	2,327,832	38,425	6.69%
Total interest-earning assets	3,423,934	$48,228	5.71%	3,375,665	$47,996	5.64%	3,263,483	$45,486	5.65%
Allowance for credit losses	(30,094)			(29,627)			(25,858)
Non-accrual loans	12,842			7,093			6,165
Cash and due from banks	33,687			33,766			35,918
Bank premises and equipment	23,866			23,742			24,326
Other assets	231,747			235,927			224,303
Total average assets	$3,695,982			$3,646,566			$3,528,337
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$694,497	$1,168	0.68%	$660,200	$1,395	0.84%	$586,698	$859	0.59%
Money market accounts	869,143	5,084	2.37%	864,615	4,925	2.26%	872,896	5,100	2.37%
Time certificates of deposit	535,479	4,583	3.47%	500,605	4,600	3.65%	449,962	4,429	3.99%
Total interest-bearing deposits	2,099,119	10,835	2.09%	2,025,420	10,920	2.14%	1,909,556	10,388	2.21%
Other borrowed funds	91,317	1,054	4.62%	79,612	989	4.86%	206,162	2,568	4.98%
Total interest-bearing liabilities	2,190,436	$11,889	2.20%	2,105,032	$11,909	2.24%	2,115,718	$12,956	2.48%
Non-interest bearing demand deposits	1,049,045			1,089,110			996,921
Other liabilities	38,329			47,449			45,795
Shareholders’ equity	418,172			404,975			369,903
Total average liabilities and shareholders’ equity	$3,695,982			$3,646,566			$3,528,337
Interest income and rate earned on average earning assets		$48,228	5.71%		$47,996	5.64%		$45,486	5.65%
Interest expense and interest cost related to average interest-bearing liabilities		11,889	2.20%		11,909	2.24%		12,956	2.48%
Net interest income and net interest margin (4)		$36,339	4.30%		$36,087	4.24%		$32,530	4.04%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $336, $339, and $348 at March 31, 2026, December 31, 2025, and March 31, 2025, respectively.
(2)    Loan interest income includes net loan (costs) fees of $589, $29, and $99 at March 31, 2026, December 31, 2025, and March 31, 2025, respectively. Loan interest income includes an accretion on loan marks of $2,253,000, $2,587,000, and $3,339,000 at March 31, 2026, December 31, 2025, and March 31, 2025, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

CONTACTS:      Investor Contact:                 Media Contact:
Shannon Livingston                    Debbie Nalchajian-Cohen
Executive Vice President, Chief Financial Officer        Public Relations
Community West Bancshares                559-222-1322
916-235-4617